UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Blucora, inc.
(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA ALTERNATIVES LLC

ANCORA ADVISORS, LLC

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS LLC

ANCORA HOLDINGS INC.

FREDERICK D. DISANTO

CINDY SCHULZE FLYNN

ROBERT D. MACKINLAY

KIMBERLY SMITH SPACEK

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANCORA CATALYST INSTITUTIONAL, LP

March 10, 2021

Dear Fellow Blucora Stockholders:

Ancora Catalyst Institutional, LP and the other participants in this solicitation (collectively, “Ancora” or “we”) are significant stockholders, beneficially owning approximately 3.4% of the outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), of Blucora, Inc., a Delaware corporation (“BCOR” or the “Company”).

Blucora is a great company with tremendous potential. However, we believe the Company is trading at a significant discount to its intrinsic value due to an ineffective Board of Directors (the “Board”) that has promoted an ill-advised acquisition strategy to acquire businesses in the wealth management/registered investment advisory (RIA) space with no apparent synergies to its existing tax preparation business. The Company suffered major goodwill impairment charges in 2020 from two of these acquisitions and, in our view, created a bloated corporate overhead infrastructure, poor corporate culture and significant management turnover at the Company that has destroyed stockholder value. In order to effectively address these problems, we believe that the Board needs to be refreshed with new, independent directors that possess strong capital allocation, strategic and corporate governance experience.

We have carefully selected and intend to nominate at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”), four highly qualified director candidates who possess these skillsets. If elected, our nominees would seek to explore all ways to maximize stockholder value, including a potential sale of the Company’s tax preparation business, TaxAct. Ancora believes that any such sales proceeds could then be used to pay off the Company’s current debt and implement a large-scale share-repurchase program. An additional benefit to this strategy, we believe, would be substantial balance sheet flexibility for executing a growth strategy of the Company’s wealth management/RIA business, Avantax, and could result in a substantially higher stock price.

The Board is currently composed of ten directors, all of whom are up for election at the 2021 Annual Meeting. Through the attached Proxy Statement, we are soliciting proxies to elect not only our four nominees, but also the candidates who have been nominated by the Company other than Steven Aldrich, John MacIlwaine, Georganne C. Proctor and Mary S. Zappone. This gives stockholders who wish to vote for our nominees the ability to vote for a full slate of ten nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our nominees will have the legal effect of replacing four incumbent directors with our nominees. If elected, our nominees will constitute a minority on the Board – accordingly, there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, we believe the election of our nominees is an important step in the right direction for enhancing long-term value at the Company.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about March 10, 2021.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE proxy card or by voting virtually at the 2021 Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

/s/ Frederick D. DiSanto

Frederick D. DiSanto
Ancora Catalyst Institutional, LP

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Ancora’s proxy materials,

please contact:

Stockholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

2021 ANNUAL MEETING OF STOCKHOLDERS

OF

Blucora, inc
_________________________

PROXY STATEMENT
OF
Ancora Catalyst Institutional, LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), and the other participants in this solicitation (collectively, “Ancora” or “we”) beneficially own an aggregate of 1,631,153 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Blucora, Inc., a Delaware corporation (“Blucora” or the “Company”), representing approximately 3.4% of the Company’s outstanding stock. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the Board takes the necessary steps for the Company’s stockholders to realize the maximum value of their investment. We have nominated four highly qualified directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. Accordingly, we are seeking your support at the 2021 annual meeting of stockholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of stockholders held in lieu thereof) (the “2021 Annual Meeting”), which will be held in a virtual meeting format only, via a live webcast. To participate in the virtual 2021 Annual Meeting, you will need to register in advance. As of the date of this Proxy Statement, the Company has not publicly disclosed the date and time at which the 2021 Annual Meeting will take place nor has it publicly disclosed the steps required in order to register in advance for the virtual 2021 Annual Meeting. Once the Company publicly discloses such information, Ancora Catalyst Institutional intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

We are seeking your support at the 2021 Annual Meeting for the following:

1.	To elect Ancora’s four director nominees, Frederick D. DiSanto, Cindy Schulze Flynn, Robert D. MacKinlay and Kimberly Smith Spacek (each a “Nominee” and, collectively, the “Nominees”) to hold office until the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) and until their respective successors have been duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	To vote on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers; and
4.	To transact such other business, if any, as may properly come before the 2021 Annual Meeting or any adjournment thereof.

Due to the continuing impact of the novel coronavirus (or COVID-19) pandemic the Company has disclosed that the 2021 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting in person. To participate in the virtual 2021 Annual Meeting, you will need to register in advance. Once the Company publicly discloses (i) the website address to attend the online meeting, submit questions, and vote your shares electronically and (ii) the instructions on where and how to register in advance for the 2021 Annual Meeting, Ancora Catalyst Institutional intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC. See “Voting and Proxy Procedures-Virtual Meeting” in this Proxy Statement for additional information.

The Board is currently composed of ten directors. Through this Proxy Statement, we are soliciting proxies to elect not only our four Nominees, but also the candidates who have been nominated by the Company, other than Steven Aldrich, John MacIlwaine, Georganne C. Proctor and Mary S. Zappone. This gives stockholders who wish to vote for our Nominees the ability to vote for all ten directorships up for election. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our Nominees will have the legal effect of replacing four incumbent directors with our Nominees. If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, we believe the election of our Nominees is an important step in the right direction for enhancing long-term value at the Company.

1

As of the date hereof, Ancora Catalyst Institutional, together with Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Ancora Merlin Institutional, LP, a Delaware limited partnership (“Ancora Merlin Institutional”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Alternatives LLC, an Ohio limited liability company (“Ancora Alternatives”), Ancora Advisors, LLC, a Nevada limited liability company (“Ancora Advisors”), The Ancora Group Inc., an Ohio corporation (“Ancora Inc.”), Ancora Family Wealth Advisors, LLC, an Ohio limited liability company (“Ancora Family Wealth”), Inverness Holdings LLC, a Delaware limited liability company (“Inverness Holdings”) and Ancora Holdings Inc., an Ohio corporation (“Ancora Holdings”) (collectively, “Ancora” and, together with the Nominees, each a “Participant” and collectively, the “Participants” or the “Group”) collectively beneficially own 1,631,153 shares of Common Stock (the “Ancora Shares”). We intend to vote the Ancora Shares FOR the election of the Nominees, FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, as described herein and AGAINST the non-binding advisory resolution on the compensation of the Company’s named executive officers.

The Company has not yet publicly disclosed the record date for determining stockholders entitled to notice of and to vote at the 2021 Annual Meeting (the “Record Date”) or the number of shares of Common Stock outstanding as of the Record Date. Once the Company publicly discloses such information, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC. The mailing address of the principal executive offices of the Company is 3200 Olympus Blvd, Suite 100, Dallas, Texas 75019. Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2021 Annual Meeting. Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2021 Annual Meeting. As of February 19, 2021, there were 48,256,094 shares of Common Stock outstanding, which is the total number of shares outstanding as reported in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2021.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. This Proxy Statement and the enclosed WHITE proxy card are first being mailed to stockholders on or about March 10, 2021.

THIS SOLICITATION IS BEING MADE BY ANCORA AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE 2021 ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH ANCORA IS NOT AWARE OF AT A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE 2021 ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

ANCORA URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2021 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2021 ANNUAL MEETING OR BY VOTING VIRTUALLY AT THE 2021 ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting—This Proxy Statement and our WHITE proxy card are available at
www.ABetterBlucora.com

2

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Ancora urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Ancora’s recommendations on the other proposals on the agenda for the 2021 Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Ancora, c/o Saratoga Proxy Consulting LLC (“Saratoga”) in the enclosed postage-paid envelope today.
•

If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares virtually at the 2021 Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.
•	You may vote your shares virtually at the 2021 Annual Meeting. Even if you plan to attend the 2021 Annual Meeting, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the 2021 Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our four Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Ancora’s proxy materials,

please contact:

Stockholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

3

BACKGROUND OF THE SOLICITATION

•	On December 10, 2020, Ancora initially reached out to the Company’s investor relations department via email and requested a telephone call with management.

•	On December 14, 2020, a 30-minute telephone conversation took place between the Company and Ancora, during which the parties discussed the Company’s performance, strategy and outlook. Company participants included Marc Mehlman, Chief Financial Officer, Ann Bruder, Chief Legal Officer, and Dee Littrell, an investor relations representative. Ancora participants included James Chadwick, Managing Director and Head of Alternatives, and Conor Sweeney, Assistant Vice President and Alternatives Analyst.

•	Also on December 14, 2020, following the telephone conversation, Ancora sent an email to the Company asking for an additional call with Ms. Bruder to discuss the Company’s 4.9% ownership limit.

•	On December 16, 2020, Mr. Sweeney had a telephone conversation with Mr. Mehlman and Ms. Bruder to discuss the Company’s 4.9% ownership limit.

•	On December 29, 2020, Ancora sent an email to the Company to schedule a follow-up telephone call with the Company’s Chief Executive Officer, Chris Walters, which the Company had offered following the conversation on December 14, 2020. However, the Company rejected this request with reference to its quarterly earnings quiet period.

•	On December 31, 2020, Ancora again requested to speak with Mr. Walters, indicating its desire to do so prior to potentially nominating directors for election at the 2021 Annual Meeting.

•	On January 1, 2021, the Company responded to Ancora’s request for a meeting with Mr. Walters. The Company offered a 30-minute telephonic meeting on January 7, 2021, which Ancora accepted.

•	On January 7, 2021, there was a 30-minute telephonic meeting between Ancora and the Company, during which the parties discussed whether there were any synergies between the Company’s tax preparation business, TaxAct, and its wealth management/registered investment advisory (RIA) business, Avantax, as well as certain competitive advantages and growth opportunities for Avantax. Company participants included Mr. Walters, Mr. Mehlman, Ms. Bruder and Mr. Littrell. Ancora participants included Frederick D. DiSanto, Chairman and Chief Executive Officer, Mr. Chadwick and Mr. Sweeney.

•	On January 12, 2021, Ancora emailed the Company to request another follow-up meeting with Ms. Bruder, to further clarify certain aspects of the 4.9% ownership limit.

•	On January 14, 2021, Ms. Bruder was unable to take a scheduled call. Instead, Ancora received an email from Mr. Littrell with information regarding the 4.9% ownership limit.

•	On January 17, 2021, Ancora’s outside counsel, Olshan Frome Wolosky LLP (“Olshan”), sent a letter to the Company requesting that it waive the recently adopted Bylaw requirement that director nominees nominated by stockholders consent in writing to be named as nominees on the Company’s proxy statement and form of proxy (the “Consent Requirement”). In the letter, Olshan noted that since Ancora would be filing its own proxy statement and proxy card to solicit votes in favor of its Nominees, the Consent Requirement was unnecessary and appeared coercive to individuals that did not wish to be named as nominees in the Company’s proxy statement and proxy card.

4

•	On January 21, 2021, Ancora sent an email to the Company to request another meeting with Mr. Walters, as had been offered at the conclusion of the call on January 7, 2021.

•	On January 22, 2021, the Company responded to Ancora’s email, asking for Ancora’s proposed agenda for a potential call with Mr. Walters. Also on January 22, 2021, the Company’s outside counsel, Sidley Austin LLP (“Sidley”), responded that the Company would not waive the Consent Requirement.

•	On January 25, 2021, Ancora sent a letter to the Board, detailing the reasons for its view that the Company should explore strategic alternatives for the TaxAct business. Ancora also expressed concern with the Company’s capital allocation decisions and the level of management turnover, including the departures of the Company’s CEO and CFO in early 2020, shortly following the execution of a material transaction, the acquisition of HK Financial Services. Ancora requested a meeting with the Board to further discuss the contents of the letter, and stated its intention to seek representation on the Board.

•	Also on January 25, 2021, Olshan sent a letter to Sidley reiterating Ancora’s views that it believed the Consent Requirement was coercive and driven by the Company’s desire to obtain an unfair advantage in a proxy contest. However, Olshan suggested that if the Company would not agree to waive the Consent Requirement, the parties should agree at the outset of the nomination process to use a universal proxy card and for the Company to provide to Ancora written consents of the Company’s director nominees to be named in the universal proxy card. Sidley subsequently responded on January 29, 2021 on behalf of the Company that it was premature to agree to the use of a universal proxy card and that the Company would not waive the Consent Requirement.

•	On January 26, 2021, the Company proposed a 30-minute meeting on February 3, 2021.

•	On January 27, 2021, Ancora sent an email to the Company stating that another 30-minute meeting with Mr. Walters would be insufficient, instead suggesting a 1-hour meeting.

•	On January 28, 2021, the Company confirmed Ancora’s request for a 1-hour meeting on February 3, 2021. Also on January 28, 2021, Olshan sent a letter to the Company requesting that the Company execute a non-disclosure agreement with Ancora in order to provide certain highly confidential and proprietary material regarding Ancora’s business arrangements with its investors (collectively, the “PPMs”), which was required to be disclosed by a nominating shareholder under the Company’s recently amended bylaws in order to nominate (the “Trade Disclosure Requirement”). Olshan also provided a draft non-disclosure agreement with the letter (the “PPM NDA”), requesting a response by February 1, 2021.

•	On February 1, 2021, Sidley responded to Olshan that the Company would not provide comments on the draft PPM NDA within the time frame requested.

•	On February 3, 2021, there was a 1-hour telephonic meeting between the Company and Ancora to discuss the contents of Ancora’s January 25, 2021 letter. Company participants included Mr. Walters, Mr. Mehlman, Ms. Bruder and Mr. Littrell. Ancora was represented by Mr. DiSanto, Mr. Chadwick and Mr. Sweeney.

•	On February 5, 2021, Mr. Waters sent an email to Ancora asking for Ancora to share the names and resumes of Ancora’s proposed candidates to join the Board. Ancora shared the names and biographical information of three of its potential director nominees.

5

•	On February 10, 2021, Ancora delivered a notice to the Company, pursuant to the requirements in the Company’s Bylaws, nominating the Nominees for election to the Board at the 2021 Annual Meeting (the “Nomination Notice”). The Nomination Notice did not include the consents required under the Consent Requirement but did include consents from the Nominees stating that they would consent to be named in this proxy statement and to serve as directors, if elected. The Nomination Notice also did not include copies of any PPMs since the PPM NDA was not executed by the Company.

•	On February 16, 2021, there was a telephonic conversation between Mr. DiSanto and Mr. Walters discussing Ancora’s proposed director nominees and its view that the Company should explore strategic alternatives for the TaxAct business.

•	Also on February 16, 2021, Sidley sent a letter to Ancora declaring the Nomination Notice deficient and incomplete on five separate grounds, including that Ancora failed to comply with the Consent Requirement and Trade Disclosure Requirement. However, in the response letter, Sidley provided the Company’s own form of non-disclosure agreement in order to protect the confidentiality of the PPMs.

•	On February 18, 2021, Ancora sent the Company a supplemental notice for the purposes of disputing and curing the alleged deficiencies in the Nomination Notice (the “Supplemental Nomination Notice”). With the Supplemental Nomination Notice, Ancora delivered the consents required under the Consent Requirement, but conditioned the use of the consents on the Company agreeing to use a universal proxy card. The Supplemental Nomination Notice also included the PPMs and a countersignature to the Company’s form of non-disclosure agreement, but the PPMs were minimally redacted to protect certain particularly sensitive and proprietary information. The Supplemental Nomination Notice noted that the PPMs should not be disseminated or used for any purpose other than the evaluation of the Nomination Notice without express consent of Ancora.

•	On February 20, 2021, Sidley sent a letter to Ancora declaring its Nomination Notice and Supplemental Nomination Notice deficient and incomplete, citing, among other things, the redaction of less than 0.008% of the PPMs, that the Supplemental Nomination Notice noted that the PPMs should not be disseminated or used for any purpose without the express consent of Ancora, and that the consents delivered remained conditioned on the Company agreeing to the use of a universal proxy card.

•	On February 21, 2021 Sidley sent a letter to Ancora requesting certain additional information relating to Ancora’s business revenues, inferring that Ancora may be a competitor of the Company and therefore Mr. DiSanto may not be allowed to serve on the Board under the interlocking directorship rules prescribed under the Clayton Antitrust Act of 1914 (the “Clayton Act”).

•	On February 22, Sidley sent a letter to Ancora requesting certification that Ancora has no formal or informal understandings with other shareholders of the Company.

•	On February 24, 2021, Ancora responded to Sidley’s February 20, 2021 letter, again suggesting the use of a universal proxy card and reiterating its view that the PPMs had been reasonably redacted.

6

•	Also on February 24, 2021, Mr. DiSanto and Mr. Walters spoke on the phone to try to avoid a proxy contest. Mr. DiSanto expressed his belief that the Company was not interested in avoiding a proxy fight by continuing to send numerous letters claiming the Nomination Notice was incomplete and deficient. Mr. DiSanto informed Mr. Walters that Ancora had just filed a lawsuit against the Company and each of its directors in the U.S. District Court for the District of Delaware, seeking injunctive and declaratory relief to enjoin the Company from invalidating the Nomination Notice on the basis of the Consent Requirement and the requirement to provide unredacted PPMs with no further conditions beyond the executed non-disclosure agreement. Ancora also sought relief to enjoin the Company from seeking to invalidate Mr. DiSanto’s nomination on the basis of the Clayton Act.

•	Subsequent to the filing of the lawsuit, on February 24, 2021, Sidley sent a letter to Olshan, arguing that the lawsuit was premature because the Company had not yet formally rejected the Nomination Notice.

•	Later on February 24, 2021, Mr. Walters sent an email to Mr. DiSanto, suggesting that, as a resolution to avoid a proxy contest, the Company appoint two new directors selected by the Company, one immediately and one in six months, the latter with “input” from Ancora.

•	On February 25, 2021, Ancora issued an open letter to stockholders announcing that it had nominated the Nominees and the reasons for its nomination. In the letter, Ancora argued that the Company’s poor stock price performance was primarily due to the Company’s ill-advised acquisition strategy to acquire businesses in the wealth management/RIA space with no apparent synergies to its existing tax preparation business. Ancora noted that the Company had suffered major goodwill impairment charges in 2020 from two of these acquisitions and believed that the Board’s unwise capital allocation decisions had created a bloated corporate overhead infrastructure, poor corporate culture and significant management turnover at the Company that has destroyed stockholder value. Ancora called upon the Board to focus on the Company’s wealth management/RIA and commence a strategic review process for its tax preparation business.

•	Also on February 25, 2021, Olshan responded to Sidley’s February 24, 2021 letter, explaining that Ancora would continue to prosecute its claims in court until the Board determines that the Nomination Notice is valid.

•	On February 26, 2021, Mr. DiSanto responded by email to Mr. Walters’ settlement proposal by indicating that more Board change was warranted, with directors stepping off and appointing shareholder representatives to the Board. Mr. DiSanto submitted a settlement term sheet proposing the Company to appoint 3 new directors, including Mr. DiSanto and one additional Nominee, with the Board resizing to 9 at the 2021 Annual Meeting.

•

Also on February 26, 2021, Ancora filed its preliminary proxy statement (the “Preliminary Proxy”) with the SEC and sent the Company a second supplemental notice (the “Second Supplemental Notice”) updating the information set forth in the Nomination Notice. The Second Supplemental Notice also included a courtesy copy of the Preliminary Proxy.

•	Later on February 26, 2021, Sidley sent Olshan a letter communicating that the Board had met earlier in the day and determined not to reject the Nomination Notice. Sidley further demanded that the lawsuit be dismissed.

•	Also on February 26, 2021, the Company sent Mr. DiSanto a letter asking him to certify that he has not communicated with nor solicited business information of the Company from any former officer or employees of the Company, or agents speaking on their behalf, potentially in violation of such officer’s or employee’s ongoing non-disclosure obligations under the terms of their respective employment and separation agreements, including restrictions on disclosing to anyone outside the Company any business information about the Company (the “Communications Letter”).

•	On March 1, 2021, Mr. Walters sent an email to Mr. DiSanto stating that the Board had rejected Mr. DiSanto’s February 26, 2021 settlement proposal.

•	Also on March 1, 2021, the Company filed a press release and Form 8-K announcing the addition of Tina Perry to the Board, effective February 27, 2021. As a result of Ms. Perry’s appointment, the Board expanded from nine directors to ten directors.

•	Also on March 1, 2021, the Company filed its preliminary proxy statement.

•	On March 4, 2021, Mr. DiSanto responded to the Communications Letter.

•	On March 5, 2021, Olshan sent a draft stipulation to Sidley in order to dismiss the lawsuit seeking Blucora to agree that the Company would not use any consents delivered by the Nominees in the Company’s proxy statement, the Company would withdraw its claims that Ancora failed to comply with the Trade Disclosure Requirement, and Blucora would not assert in its proxy materials that Mr. DiSanto may not be permitted to serve pursuant to the Clayton Act, understanding that the parties would engage in further discussions regarding the foregoing.

•	On March 5, 2021, Ancora filed Amendment No. 1 to its Preliminary Proxy (the “Revised Preliminary Proxy”).

•	On March 8, 2021, Ancora sent the Company a third supplemental notice (the “Third Supplemental Notice”) updating the information set forth in the Nomination Notice. The Third Supplemental Notice also included a courtesy copy of the Revised Preliminary Proxy.

•	On March 10, 2021, Ancora filed this definitive proxy statement with the SEC.

7

REASONS FOR THE SOLICITATION

Ancora believes that both the TaxAct and Avantax businesses are highly attractive assets that are currently undervalued by the public markets, due to an ineffective Board that has promoted an ill-advised acquisition strategy to acquire businesses in the wealth management/RIA space, Avantax, with no apparent synergies to its existing tax preparation business, TaxAct. As a result, the Company has suffered major goodwill impairment charges in 2020 from two of these acquisitions and, in our view, created a bloated corporate overhead infrastructure, poor corporate culture and significant management turnover at the Company that has destroyed stockholder value.

In order to effectively address these problems, we believe that the Board needs to be refreshed with new, independent directors that possess strong capital allocation, strategic and corporate governance experience. Our Nominees possess these skillsets. If elected, our Nominees would seek to explore all means to maximizing stockholder value, including a potential sale of the TaxAct business. Ancora believes the proceeds from any such sale could then be used to pay off the Company’s current debt and implement a large-scale share-repurchase program. Additionally, we believe such a sale would provide substantial balance sheet flexibility for executing a growth strategy of the Company’s Avantax business and lead to a substantially higher stock price than current trading levels.

The Company has suffered prolonged stock price underperformance

Blucora’s stock has significantly underperformed its ISS and proxy peers (the “Custom Peer Group”) over both a 1-year and a 3-year period. While the Company appears to have out-performed on a 5-year basis, Ancora notes that this purported outperformance is a consequence of the exceptionally low starting point for the Company’s shares in 2016, due to substantial stockholder value destruction from 2013 to 2016, when the stock collapsed from approximately $25 to approximately $5.

Exhibit 1. Stock Price Performance (TSR Includes Dividends)

Source: Company SEC Filings, Capital IQ as of 01/31/2021

(1)	ISS Peer Group includes APAM, ARES, BNFT, BSIG, CNS, CSOD, EBIX, ENV,

FHI, GBL, GHL, LPSN, MC, PJT, RILY, SCU, SEIC, VIRT, WDR

8

We believe the Company’s ill-advised acquisition strategy and poor integration have led to significant goodwill impairment charges and the destruction of stockholder value.

In our view, the history of Blucora is littered with serious capital allocation mistakes, driven by the Board’s misplaced focus on acquisitions to utilize the Company’s significant net operating losses. We believe 2015 marked a turning point for the Company, as the Board finalized the divestment of substantially all of its assets except its TaxAct business. It then pivoted to an acquisition strategy in the wealth management/RIA space by acquiring HD Vest in 2015 for $600 million, 1st Global in 2019 for $180 million and HK Financial Services in 2020 for $160 million. To fund this $940 million acquisition spree, the Board approved levering the Company’s balance sheet and using significant free cash flow generated by the TaxAct business.

In 2020, the Board recorded a $271 million goodwill impairment charge related to the HD Vest and 1st Global acquisitions, representing ~35% of the combined ~$780 million transaction value.

Exhibit 2. Wealth Management/RIA Business Acquisitions and Goodwill Impairment.

Source: Company filings.

To make matters worse, we believe the Company did not properly integrate these businesses, operationally or culturally, which, in turn, has created a bloated infrastructure, alienated and drove away Avantax advisors and caused significant management-level turnover. Blucora effectively operates two disparate businesses under two disconnected corporate infrastructures. In this hierarchical system, TaxAct and Avantax have their own respective management teams, who operate separately and report to an executive management team above them. We find this duplicative, wasteful and detrimental to shareholder value. Since 2015, Blucora’s corporate costs have averaged ~$20 million annually, with an upward trend. At the current valuation multiple (~9.5x FY 2021 EBITDA), corporate costs alone represent a drag on stockholder value in excess of $200 million.

In addition, since 2018, the Company has suffered an alarming turnover rate among management, including the loss of both the Company’s CEO and CFO within just a few weeks of the execution of the acquisition of HK Financial Services in January 2020.

9

Exhibit 3. Blucora Management Departures (2018-2020).

 Source: Ancora due diligence, LinkedIn.

Ancora believes these events have shaken investor confidence in the Company and highlight the Board’s ineffective oversight of management.

We see no demonstrable synergies between the TaxAct and Avantax businesses

Since Blucora’s initial foray into the wealth management/RIA space in 2015, the Company has consistently argued that there exists a synergy opportunity between its two businesses. The Company has stated, including most recently in 2020 after it acquired HK Financial Services, that there are potential synergies in converting TaxAct Pro users into Avantax advisors. However, the Company’s data suggest otherwise.

From Fiscal Year 2016 to Fiscal Year 2020, the number of TaxAct Pro customers increased only by 70 users from 20,290 to 20,360, while the Avantax business saw its total number of advisors decline by 702 individuals from 4,472 to 3,770. In other words, there seems to be no discernable connection between the story that the Company is telling and the numbers that the Company is reporting, undermining the argument that the TaxAct and Avantax businesses are symbiotic or complementary.

We believe the Company should focus its efforts on its Avantax business and commence a strategic review of its TaxAct business.

We believe that Blucora is burdened by a classic conglomerate discount where the individual businesses on a standalone basis are worth substantially more than the Company as a whole. We believe that selling the TaxAct business and positioning the Avantax business as a standalone entity positions the Company to be appropriately valued by the market, and could help close this valuation gap.

To this end, Ancora believes that the Company should immediately explore a sales process for the TaxAct business, and then use the net proceeds from such sale to pay off the Company’s current debt and implement a large-scale share-repurchase program. Additionally, we believe such action would provide substantial balance sheet flexibility for executing a growth strategy of the Avantax business and lead to a substantially higher stock price. We are also convinced that these actions would bring renewed investor attention to Blucora and its story and begin the process of rebuilding investor confidence.

Our Nominees are highly qualified and committed to exploring all means to improve stockholder value

We have recruited a highly qualified slate of director candidates that possess strong capital allocation, strategic and corporate governance experience, who we believe will help restore value for Blucora stockholders. If elected, our director nominees, consistent with their fiduciary duties, will seek to explore all means to maximize value for stockholders, including a potential sale of the TaxAct business.

10

To that end, our nominees to the Board are:

Frederick D. DiSanto, who has served as the Chairman and Chief Executive Officer of Ancora Holdings, the direct and indirect parent company of Ancora Alternatives LLC, Ancora Advisors, LLC and certain other registered investment advisors, since January 2006 and December 2014, respectively. Mr. DiSanto currently serves on two public company boards and will bring not only strong corporate governance experience but also relevant financial expertise, a background in international business and strategic planning and a stockholder mindset.

Cindy Schulze Flynn, who has been the Chief Marketing and Communications Officer of Union Home Mortgage, a privately held financial services firm, since May 2020, and previously serving as an Advisory Board member, since January 2020. Before that, Ms. Flynn served as the founder of Arrowhead Consulting, a strategic and tactical consulting firm, and spent over nine years as the Executive Vice President, Chief Administrative & Marketing Officer of the New York Community Bancorp, Inc., a bank holding company. Ms. Flynn’s extensive career in financial services and marketing, as a result of her 30 years of experience working in banking, will make her a significant addition to the Board.

Robert D. MacKinlay, who has served as the Executive Vice President and Chief Financial Officer of Gardiner Service Company, Inc. (“Gardiner”), a leading HVAC & building services company, since November 2020. Prior to that, Mr. MacKinlay had an extensive career at Cohen & Company, an assurance, tax and advisory service to clients in the United States and throughout the world, where he most recently served as National Managing Partner, Private Companies; and President, Private Company Services. We believe that Mr. MacKinlay’s extensive experience in tax, accounting and advisory services, will make him a great addition to the Board.

Kimberly Smith Spacek, who has been a Partner and the Director of Marketing and Investor Relations at Owl Creek Asset Management, L.P., a global investment advisory firm, since 2008 and 2005, respectively. Prior to her role at Owl Creek, Ms. Spacek was a partner at Davidson Kempner Capital Management LP, a global multi-strategy institutional alternative asset management firm, and previously served as an Assistant Vice President at ABN AMRO Bank N.V., a Netherlands-based bank offering products and services to retail, private and corporate clients. We believe that Ms. Spacek’s extensive experience in asset management and investor relations, and her deep understanding of financial products sales and marketing, will make her a strong asset on the Board.

11

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of ten directors, each with a term expiring at the 2021 Annual Meeting. Ancora Catalyst Institutional has nominated four independent, highly-qualified Nominees for election to the Board to replace four incumbent directors. If all four are elected, they will still represent a minority of the members of the Board and there can be no guarantee that the Nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, we believe the election of our Nominees is an important step in the right direction for enhancing long-term value at the Company.

This Proxy Statement is soliciting proxies to elect not only our four nominees, but also the candidates who have been nominated by the Company other than Steven Aldrich, John MacIlwaine, Georganne C. Proctor and Mary S. Zappone. This gives stockholders who wish to vote for our nominees the ability to vote for a full slate of ten nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States.

Frederick D. DiSanto, age 58, currently serves as the Chairman and Chief Executive Officer of Ancora Holdings, the direct and indirect parent company of Ancora Alternatives, Ancora Advisors and certain other registered investment advisors, where he has served as the Chief Executive Officer since January 2006 and as Chairman since December 2014. Additionally, Mr. DiSanto currently serves as the Chief Executive Officer and on the Board of Directors of Regional Brands Inc. (OTC: RGBD), a publicly traded holding company focused on acquiring substantial ownership in regional companies with strong brand recognition, since November 2015. Prior to joining Ancora Holdings, Mr. DiSanto served as Executive Vice President and Manager of Fifth Third Bancorp (NASDAQ: FITB) (“Fifth Third”), a diversified financial services company, from January 2001 to June 2005. From 1998 to December 2000, Mr. DiSanto served as the President and Chief Operating Officer of Maxus Investment Group (“Maxus”), an investment management firm, which was later acquired by Fifth Third in January 2001. Mr. DiSanto served as Managing Partner at Gelfand Partners Asset Management, an investment advisor, from 1991 until its merger with Maxus in 1997. Mr. DiSanto began his investment career at McDonald Investments, where he focused on Institutional Equity Sales. Currently, Mr. DiSanto serves on the Board of Directors of each of the Alithya Group inc. (NASDAQ: ALYA) (“Alithya”), a strategy and digital transformation company, since November 2018 and The Eastern Company (NASDAQ: EML), a manager of industrial businesses that designs, manufactures and sells engineered solutions, since April 2016. Previously, Mr. DiSanto served on the Board of Directors of Edgewater Technology, Inc. (formerly NASDAQ: EDGW) (n/k/a Alithya Group inc. (NASDAQ: ALYA)), from February 2017 until it was acquired by Alithya in November 2018. Mr. DiSanto also serves on the Board of Directors of privately held Medical Mutual of Ohio, a health insurance company, since April 2014. Mr. DiSanto served on each of privately held Lorain National Bank, a subsidiary of LNB Bancorp, which was later acquired by Northwest Bancshares, Inc. (NASDAQ: NWBI), a bank holding company, from October 2013 to August 2015; Park View Federal Savings Bank, which was later acquired by F.N.B. Corporation (NYSE: FNB), a financial holding company, from August 2010 to October 2013; Axia NetMedia Corporation, an operator of fiber based internet and data networks, from February 2015 to July 2016; and has served on the board of W.F. Hann & Sons, a heating servicing and air conditioning company, since April 2003. He also serves as the Chair of the Board of Trustees at Case Western Reserve University, and is a former Chairman of the Board of Regents of St. Ignatius High School and a former Chairman and current Trustee of the Greater Cleveland Sports Commission, a non-profit formed to attract sporting events to generate economic benefits for Northeast Ohio. Mr. DiSanto holds a B.S. in management science from Case Western Reserve University and an M.B.A. from Weatherhead School of Management at the Case Western Reserve University.

12

We believe that Mr. DiSanto’s financial expertise, background in international business and strategic planning, public board experience, knowledge of corporate governance and stockholder mindset, make him a valuable addition to the Board.

Cindy Schulze Flynn, age 56, currently serves as the Chief Marketing and Communications Officer of Union Home Mortgage, a privately held financial services firm, since May 2020, where she has served as an Advisory Board member, since January 2020. Previously, Ms. Flynn served as the founder of Arrowhead Consulting, a strategic and tactical consulting firm, from January 2019 to December 2019. From 2009 to September 2018, Ms. Flynn served as the Executive Vice President, Chief Administrative & Marketing Officer of the New York Community Bancorp, Inc. (NYSE: NYCB) (“NYCB”), a bank holding company. Prior to that, Ms. Flynn served as the Senior Vice President, Chief Marketing Officer at AmTrust Bank, a Cleveland based bank, from 2007 until it was acquired by NYCB in December 2009. Ms. Flynn served as the Executive Vice President, Brand Director at Citizen Financial Group, Inc. (NYSE: CFG) (“CFG”), a retail bank holding company, from 2004 to 2007. Previously, Ms. Flynn served as the Senior Vice President, Chief Marketing Officer of Charter One Financial, Inc., a bank holding company, from 2000 until it was acquired by CFG in 2004. Ms. Flynn held various senior positions at KeyCorp (NYSE: KEY), a bank holding company, including as Executive Vice President and Marketing Director from 1998 to 2000; Senior Vice President, Key Advertising and Direct, from 1995 to 1998; Vice President, Investment Management & Trust Services, from 1993 to 1995; Assistant Vice President, Retail Communication & Merchandising, from 1991 to 1993; Segment Manager, Marketing Communications, from 1990 to 1991; and Assistant Retail Banking Officer, from 1988 to 1990. Ms. Flynn began her career as a member of the Retail Buying Program and as a Sales Associate at Neiman-Marcus (n/k/a Neiman Marcus Group, Inc.), from 1986 to 1988. She also serves on the board of directors of the University Hospitals Cleveland Medical Center, a hospital associated with Case Western Reserve University, since May 2017, the Western Reserve Historical Society, a cultural institution, since 2015, and the Rainbow Babies and Children’s Foundation Board, a support organization of the University Hospital Rainbow Babies and Children’s Hospital, since 2009. Ms. Flynn currently also serves as an Advisory Board member of Ancora Trust, since April 2019. Ms. Flynn has served on the Board of Directors of the Greater Cleveland Sports Commission, a non-profit formed to attract sporting events to generate economic benefits for Northeast Ohio, since 2009. Ms. Flynn holds a B.A. in business & marketing from Southern Methodist University.

We believe that Ms. Flynn’s extensive career in financial services and marketing, as a result of her 30 years of experience working in banking, make her a significant addition to the Board.

Robert D. MacKinlay, age 43, currently serves as the Executive Vice President and Chief Financial Officer of Gardiner, a leading HVAC & building services company, since November 2020. Mr. MacKinlay had an extensive career at Cohen & Company, an assurance, tax and advisory service to clients in the United States and throughout the world, where he served as National Managing Partner, Private Companies, from September 2019 to September 2020; President, Private Company Services, from September 2013 to August 2019; Partner, from February 2009 to August 2013; Director, from February 2007 to January 2009; Senior Manager, from February 2005 through January 2007; Manager, from February 2003 to January 2005; and Senior Accountant, from September 2001 to January 2003. Mr. MacKinlay began his career as a Staff Accountant at KPMG International Limited, a global audit, tax and advisory service, from September 1999 to August 2001. Mr. MacKinlay currently serves on the Board of Directors of the Greater Cleveland Sports Commission, a non-profit formed to attract sporting events to generate economic benefits for Northeast Ohio, since March 2017 and as the President of the Board of Directors of Flashes of Hope, a non-profit organization that creates uplifting portraits of children that raises funds to find a cure for children’s cancer, since 2012. He also serves as the Founder and Co-President of Hockey Players in Business and as a former Trustee of Mercyhurst University. Mr. MacKinlay holds a B.A. in accounting and finance from Mercyhurst University.

13

We believe that Mr. MacKinlay’s extensive experience in tax, accounting and advisory services, make him well qualified to serve on the Board.

Kimberly Smith Spacek, age 47, currently is a Partner and the Director of Marketing and Investor Relations at Owl Creek Asset Management, L.P. (“Owl Creek”), a global investment advisory firm, and has held such positions since 2008 and 2005, respectively. Prior to her role at Owl Creek, Ms. Spacek was a partner at Davidson Kempner Capital Management LP, a global multi-strategy institutional alternative asset management firm, from 2000 to 2005. Previously, Ms. Spacek served as an Assistant Vice President at ABN AMRO Bank N.V., a Netherlands-based bank offering products and services to retail, private and corporate clients, from 1998 to 2000. Ms. Spacek began her career as Assistant Office Manager at Ziff Brothers Investments, a private family investment firm, from 1995 to 1998. Additionally, Ms. Spacek has served as Chair of the Board of the Ethical Culture Fieldston School, an independent private progressive school in New York City, since July 2017, and on the board of directors of each of The Bridge Foundation, a support group for youth seeking recovery from addiction and other challenges, since December 2020 and the Group for the East End, Inc., an education, conservation and advocacy group focused on eastern Long Island, New York, since March 2018. From January 2016 to July 2017, Ms. Spacek served on the board of directors of Blue Engine, a New York-based non-profit that partners with schools. Ms. Spacek holds a B.A. in political science and Spanish from Middlebury College and an M.B.A. from the Gabelli School of Business at Fordham University. Ms. Smith Spacek also holds FINRA Series 3, 63 & 7 certifications.

We believe that Ms. Spacek’s extensive experience in asset management and investor relations, and her deep understanding of financial products sales and marketing make her well qualified to serve on the Board.

Two of the Nominees are female and one is African-American.

The principal business address of Mr. DiSanto is 6060 Parkland Blvd., Suite 200 Cleveland, Ohio 44124. The principal business address of Ms. Flynn is 8241 Dow Circle West, Strongsville, Ohio 44136. The principal business address of Mr. MacKinlay is 31200 Bainbridge Rd., Solon, Ohio 44139. The principal business address of Ms. Spacek is 640 5th Avenue, 20th Floor, New York, NY 10019

As of the date hereof, none of the Nominees, except Mr. DiSanto, are beneficial or record owners of any shares of Common Stock and none of the Nominees, except Mr. DiSanto, have entered into any transactions in shares of the Common Stock during the past two years.

Each of the Nominees may be deemed to be a member of a “group” together with Ancora for the purposes of Section 13(d)(3) of the Exchange Act. The Group beneficially owns in the aggregate 1,631,153 shares of Common Stock. Each member of the Group disclaims beneficial ownership with respect to the shares of Common Stock reported owned in this Proxy Statement, except to the extent of its, his or her pecuniary interest therein. Each Participant may be deemed to have the power to vote and dispose of the shares of Common Stock disclosed herein that such Participant directly beneficially owns or may be deemed to beneficially own, except that with respect to the 2,000 shares of Common Stock held in a certain separately managed account (the “Ancora Advisors SMA”) and the 7,500 shares of Common Stock held in the certain separately managed accounts (the “Ancora Family Wealth SMAs”). Ancora Advisors and Ancora Family Wealth only have the power to dispose and not the power to vote such shares. For information regarding purchases and sales of Common Stock during the past two (2) years by the members of the Ancora Group, see Schedule I.

14

Each Nominee presently is, and if elected as a director of Blucora would be an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, no director of a NASDAQ-listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors of such company affirmatively determines that such director is independent under such standards. Accordingly, if the Nominees are elected, the determination of each Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Ancora has signed letter agreements with each of the Nominees (other than Mr. DiSanto), pursuant to which Ancora has agreed to indemnify such Nominees against certain claims arising from the solicitation of proxies from the Company’s stockholders in connection with the 2021 Annual Meeting and any related transactions (the “Solicitation”). For the avoidance of doubt, such indemnification does not apply to any claims made against such Nominees in their respective capacity as directors of the Company, if elected.

The Participants have entered into a Group Agreement (the “Group Agreement”) pursuant to which, among other things, the parties agreed (a) to solicit proxies for the election of the Nominees at the 2021 Annual Meeting, (b) that the Nominees (other than Mr. DiSanto) would not enter into any transactions in the securities of the Company without the prior written consent of Ancora and (c) that Ancora would bear all expenses incurred in connection with the Participants’ activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Each of the Nominees, except Mr. DiSanto, has granted Mr. DiSanto and James Chadwick powers of attorney to execute certain SEC filings and other documents in connection with the Solicitation.

Other than as stated herein, and except for compensation received by Mr. DiSanto as the Chairman and CEO of Ancora Holdings, there are no arrangements or understandings between Ancora and the other Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of Blucora if elected as such at the 2021 Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under Blucora’s organizational documents and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under Blucora’s organizational documents and applicable law. In any such case, shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s). Ancora Catalyst Institutional reserves the right to nominate additional person(s), to the extent this is not prohibited under Blucora’s organizational documents and applicable law, if Blucora increases the size of the Board above its existing size or increases the number of directors whose terms expire at the 2021 Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of Blucora’s corporate machinery.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD

15

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

As discussed in further detail in the Company’s proxy statement, the Company has proposed that the stockholders ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Additional information regarding this proposal is contained in the Company’s proxy statement.

WE MAKE NO RECOMMENATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2021 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

16

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as described under the “Compensation Discussion and Analysis” section in the Company’s proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the compensation of our named executive officers, as disclosed in the proxy statement for our 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion, is hereby APPROVED on an advisory basis.”

As discussed in the Company’s proxy statement, while the vote on the executive compensation resolution is non-binding, the Board values the opinions of the Company’s stockholders and takes into account their input on the Company’s executive compensation program.

We do not believe the Company’s compensation program for its named executive officers is properly aligned with performance. Despite reporting a $271 million goodwill impairment charge related to the HD Vest and 1st Global acquisitions in March 2020, representing ~35% of the combined ~$780 million transaction values, Mr. Walters, as CEO, achieved 76% of his target bonus, which included being awarded additional modifiers for purported “successful attainment of certain leadership and performance targets”. Mr. Walters also received, upon his appointment as CEO, a very generous employment agreement, which included, a one-time signing bonus of $250,000 and an equity award for fiscal year 2020 with a total aggregate target value of $5,000,000. While the Company may argue that Mr. Walters is a new CEO, this ignores that he previously served on the Board since 2014 and therefore should be held accountable for these impairment charges.

In addition, we believe the Board has approved too many one-time awards to its named executive officers, which inherently do not tie pay with performance. In addition to Mr. Walters, during 2020, the Company awarded a one-time cash bonus of $50,000 and a one-time award of 2,217 time-based RSUs to Stacy Murray, former interim principal financial officer, a one-time cash bonus of $200,000 and a one-time award of 13,333 time-based RSUs to Ms. Bruder, Chief Legal, Development and Administrative Officer and Secretary, an initial one-time equity award of 30,647 time-based RSUs to Ms. Carsley, former interim chief financial officer, and a one-time equity award consisting of (i) 25,000 time-based RSUs and (ii) a stock option representing the right to purchase 70,000 shares of our Common Stock at an exercise price of $14.00 per share, to Chief Financial Officer, Mr. Mehlman.

FOR THE FOREGOING REASONS, WE RECOMMEND THAT STOCKHOLDERS VOTE AGAINST THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND INTEND TO VOTE “AGAINST” THIS PROPOSAL.

17

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the 2021 Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the 2021 Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the 2021 Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Ancora believes that the only outstanding class of securities of the Company entitled to vote at the 2021 Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the 2021 Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, AGAINST the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers, and in the discretion of the persons named as proxies on all other matters as may properly come before the 2021 Annual Meeting, as described herein.

According to the Company’s proxy statement for the 2021 Annual Meeting, the current Board intends to nominate ten candidates for election at the 2021 Annual Meeting. This Proxy Statement is soliciting proxies to elect our Nominees as directors in opposition to four of the incumbent directors. Stockholders who vote on the enclosed WHITE proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than Steven Aldrich, John MacIlwaine, Georganne C. Proctor and Mary S. Zappone. Stockholders will therefore be able to vote for the total number of directors up for election at the 2021 Annual Meeting. Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees while also allowing stockholders to vote for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for our Nominees to also vote for certain of the Company’s nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. In the event that some of the Nominees are elected, there can be no assurance that the Company nominees who get the most votes and are elected to the Board will choose to serve as on the Board with the Nominees who are elected.

VIRTUAL MEETING

Due to the continuing impact of the novel coronavirus (or COVID-19) pandemic, the Company has disclosed that the 2021 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting in person. You are entitled to participate in the 2021 Annual Meeting if you were a stockholder of record as of the close of business on the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee.

To participate in the virtual 2021 Annual Meeting, you will need to register in advance. Once the Company publicly discloses (i) the website address to attend the online meeting, submit questions, and vote your shares electronically and (ii) the instructions on where and how to register in advance for the 2021 Annual Meeting, Ancora Catalyst Institutional intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

Whether or not you plan to attend the 2021 Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card. Additional information and our proxy materials can also be found at http://ABetterBlucora.com. If you have any difficulty following the registration process, please email info@saratogaproxy.com.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’s proxy statement, a majority of the outstanding shares of the Common Stock entitled to vote, present by means of remote communication or represented by proxy at the 2021 Annual Meeting, shall constitute a quorum.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the 2021 Annual Meeting on any of the proposals.

18

If you are a stockholder of record, you must deliver your vote by mail or attend the 2021 Annual Meeting virtually and vote in order to be counted in the determination of a quorum.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for contested director elections.  The ten nominees receiving the highest number of affirmative votes will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as votes against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Ratification of Appointment of Accountants ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 will be deemed to have been ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment. Therefore, broker non-votes will have no direct effect on the outcome of this proposal. Abstentions will be counted as shares present and entitled to vote on the ratification of appointment of accountants for purposes of establishing a quorum and the abstention will have the same effect as a vote against the proposal.

Advisory Resolution to Approve Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on the Company’s named executive officers’ compensation will be approved if the number of votes cast “FOR” approval of such advisory resolution by holders entitled to vote exceeds the number of votes cast opposing the approval of the advisory resolution. Therefore, broker non-votes will have no direct effect on the outcome of this proposal. Abstentions will be counted as shares present and entitled to vote on the advisory resolution to approve executive compensation for purposes of establishing a quorum and the abstention will have the same effect as a vote against the proposal.

If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Ancora’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the 2021 Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the 2021 Annual Meeting and voting virtually (although attendance at the 2021 Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Ancora in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at 3200 Olympus Blvd, Suite 100, Dallas, Texas 75019 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Ancora in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

19

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Ancora. Proxies may be solicited by mail, facsimile, telephone, electronic mail, Internet and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of Ancora, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

We have retained Saratoga for solicitation and advisory services in connection with solicitations relating to the 2021 Annual Meeting. Saratoga will receive up to $100,000, applicable toward the final fee to be mutually agreed upon by Ancora Catalyst Institutional and Saratoga and reimbursement of reasonable out-of-pocket expenses for its services to Ancora Catalyst Institutional in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of common stock held as of the record date for the 2021 Annual Meeting. Ancora Catalyst Institutional will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers, members and certain other employees of Ancora Catalyst Institutional and its affiliates may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Saratoga will employ approximately fifteen (15) persons to solicit stockholders for the 2021 Annual Meeting.

Ancora will pay all costs of the solicitation. Ancora may seek reimbursement from the Company of all expenses it incurs in connection with the solicitation but does not intend to submit the question of such reimbursement to a vote of stockholders of the Company. The expenses incurred by Ancora to date in furtherance of, or in connection with, the solicitation is approximately $250,000. Ancora anticipates that its total expenses will be approximately $600,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any the solicitation.

ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are Ancora and the Nominees.

The principal business of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional and Ancora Merlin is investing in securities. The principal business of Ancora Alternatives is serving as a registered investment advisor to certain of its affiliates and accounts separately managed, including each of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional and Ancora Merlin. The principal business of Ancora Advisors is serving as a registered investment advisor to certain of its affiliates and account separately managed, including the Ancora Advisors SMA. The principal business of Ancora Inc. is serving as the parent company to Ancora Advisors. The principal business of Ancora Family Wealth is serving as a registered investment advisor to certain of its affiliates and accounts separately managed, including the Ancora Family Wealth SMAs. The principal business of Inverness Holdings is serving as the parent company to Ancora Family Wealth. The principal business of Ancora Holdings is serving as the direct or indirect parent company of certain registered investment advisors, including Ancora Alternatives, Ancora Advisors and Ancora Family Wealth.

The address of the principal office of Ancora is 6060 Parkland Blvd, Suite 200, Cleveland, Ohio 44124.

20

As of the date hereof, Ancora Catalyst Institutional directly owns 750,948 shares of Common Stock, including 100 shares held in record name. As of the date hereof, Ancora Catalyst directly owns 60,242 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly owns 745,641 shares of Common Stock. As of the date hereof, Ancora Merlin directly owns 64,822 shares of Common Stock. As of the date hereof, 2,000 shares of Common Stock were held in the Ancora Advisors SMA for which Ancora Advisors serves as the investment adviser. As of the date hereof, 7,500 shares of Common Stock were held in the Ancora Family Wealth SMAs for which Ancora Family Wealth serves as the investment adviser. Ancora Alternatives, as the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional and Ancora Merlin, may be deemed to the beneficial owner of an aggregate of 1,621,653 shares of Common Stock owned by Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional and Ancora Merlin. Ancora Inc., as the sole member of Ancora Advisors, may be deemed to beneficially own the 2,000 shares of Common Stock held in the Ancora Advisors SMA. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed the beneficial owner of the 7,500 shares of Common Stock held in the Ancora Family Wealth SMAs. Ancora Holdings, as the sole member of each of Ancora Alternatives and Inverness Holdings and the sole shareholder of Ancora Inc., may be deemed the beneficial owner of an aggregate of 1,631,153 shares of Common Stock owned by Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin and held in the Ancora Advisors SMA and the Ancora Family Wealth SMAs. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora Holdings, may be deemed the beneficial owner of 1,631,153 shares of Common Stock owned by Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin and held in the Ancora Advisors SMA and the Ancora Family Wealth SMAs. As of the date hereof, the Nominees do not own any shares of Common Stock. For information regarding purchases and sales of Common Stock during the past two (2) years by the members of the Ancora Group, see Schedule I.

The shares of Common Stock purchased by the Participants were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted, as set forth in Schedule I. None of the shares of Common Stock reported herein are currently on margin.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the 2021 Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. Except as disclosed below, there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

21

As noted above, the Company has alleged that the Nomination Notice is incomplete and deficient because Ancora has refused to comply with the Consent Requirement and Trade Disclosure Requirement without condition. The consents delivered by the Nominees to be named in the Company’s proxy statement are conditioned on the Company’s agreement to the use of a universal proxy card. The Nominees have otherwise consented to be named in this proxy statement and to serve as a director on the Board, if elected. The PPMs delivered pursuant to the Trade Disclosure Requirement will only be delivered with reasonable redactions to protect highly confidential information that is irrelevant to the Company’s review of the Nominees. As a result, Ancora believes that its Nomination Notice was validly submitted.

The Company has also suggested that it may disqualify Mr. DiSanto as a Nominee, alleging that Ancora is a competitor of Blucora and that Mr. DiSanto would have an interlocking directorship issue serving on both boards under the Clayton Act. Ancora does not believe Ancora and Blucora are competitors, nor that Mr. DiSanto’s service on both the Board and the board of Ancora Holdings would violate the Clayton Act.

In connection with the foregoing, Ancora filed, on February 24, 2021, a lawsuit against the Company and each of its directors in the U.S. District Court for the District of Delaware (the “Court”), seeking injunctive and declaratory relief that would enjoin the Company from declaring the Nomination Notice invalid. The lawsuit also seeks declaratory relief to enjoin the Company from disqualifying Mr. DiSanto as a director nominee under the Clayton Act. In response to the lawsuit, the Company has stated that it has not rejected the Nomination Notice. Ancora and the Company are currently in discussions to potentially dismiss the lawsuit.

22

OTHER MATTERS AND ADDITIONAL INFORMATION

Ancora is unaware of any other matters to be considered at the 2021 Annual Meeting. However, should other matters, which Ancora is not aware of at a reasonable time before this solicitation, be brought before the 2021 Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the following address or phone number: 520 8th Avenue, 14th Floor, New York, New York 10018 or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Ancora.

This Proxy Statement is dated March 10, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

The Company has not yet publicly disclosed the deadlines for stockholders to submit a proposal or nomination to be included in the Company’s proxy statement for the 2022 Annual Meeting. Once the Company publicly discloses these deadlines, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

Notwithstanding the foregoing, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for the 2022 Annual Meeting must typically be received at the principal offices of the Company not less than 120 days prior to the first anniversary of the mailing date of the proxy statement. As of the date of this Proxy Statement, the Company has not disclosed the mailing date of its proxy statement for the 2021 Annual Meeting.

According to the Company’s proxy statement, any stockholder nomination of a candidate for election to the Board, and any stockholder proposal of other business intended to be presented for consideration at the 2022 Annual Meeting (but that will not be included in the Company’s Proxy Statement for such meeting pursuant to Rule 14a-8 of the Exchange Act), must be received by written notice to the Company’s Corporate Secretary not fewer than 90 days nor more than 120 days before the anniversary of the 2021 Annual Meeting.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE 2021 ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS, RELATED PERSON TRANSACTIONS AND GENERAL INFORMATION CONCERNING THE COMPANY’S ADMINISTRATION AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

23

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

ANCORA CATALYST INSTITUTIONAL, LP
Dated: March 10, 2021

24

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Nature of Transaction	Amount of Securities Purchased/(Sold)	Date of Transaction

Ancora Catalyst Institutional, LP

Purchase of Common Stock	3,373	11/16/2020
Purchase of Common Stock	17,556	11/17/2020
Purchase of Common Stock	25,421	11/18/2020
Purchase of Common Stock	10,660	11/19/2020
Purchase of Common Stock	11,855	11/20/2020
Purchase of Common Stock	17,817	11/23/2020
Purchase of Common Stock	11,866	11/24/2020
Purchase of Common Stock	5,768	11/25/2020
Purchase of Common Stock	3,175	11/27/2020
Purchase of Common Stock	8,921	11/30/2020
Purchase of Common Stock	8,188	12/01/2020
Purchase of Common Stock	11,124	12/02/2020
Purchase of Common Stock	11,500	12/03/2020
Purchase of Common Stock	11,588	12/04/2020
Purchase of Common Stock	4,635	12/07/2020
Purchase of Common Stock	9,270	12/08/2020
Purchase of Common Stock	13,905	12/09/2020
Purchase of Common Stock	18,540	12/10/2020
Purchase of Common Stock	13,905	12/11/2020
Purchase of Common Stock	11,588	12/14/2020
Purchase of Common Stock	9,270	12/15/2020
Purchase of Common Stock	6,961	12/16/2020
Purchase of Common Stock	9,280	12/17/2020
Purchase of Common Stock	11,588	12/18/2020
Purchase of Common Stock	16,039	12/22/2020
Purchase of Common Stock	11,801	12/23/2020
Purchase of Common Stock	6,007	12/24/2020
Purchase of Common Stock	12,248	12/28/2020
Purchase of Common Stock	11,601	12/29/2020
Purchase of Common Stock	32,426	12/30/2020
Purchase of Common Stock	16,519	12/31/2020
Purchase of Common Stock	11,601	01/04/2021
Purchase of Common Stock	11,602	01/05/2021
Purchase of Common Stock	11,601	01/06/2021
Purchase of Common Stock	11,601	01/07/2021
Purchase of Common Stock	4,537	01/08/2021
Purchase of Common Stock	529	01/11/2021
Purchase of Common Stock	7,183	01/12/2021
Purchase of Common Stock	7,589	01/13/2021
Purchase of Common Stock	11,600	01/14/2021
Purchase of Common Stock	28,780	01/15/2021
Purchase of Common Stock	9,835	01/19/2021
Purchase of Common Stock	5,517	01/20/2021
Purchase of Common Stock	4,625	01/21/2021
Purchase of Common Stock	11,700	01/22/2021
Purchase of Common Stock	6,729	01/25/2021
Purchase of Common Stock	6,938	01/26/2021
Purchase of Common Stock	18,096	01/27/2021
Purchase of Common Stock	49,950	01/28/2021
Purchase of Common Stock	10,224	01/29/2021
Purchase of Common Stock	11,404	02/01/2021
Purchase of Common Stock	2,281	02/04/2021
Purchase of Common Stock	35,132	02/05/2021
Purchase of Common Stock	8,437	02/08/2021
Purchase of Common Stock	1,241	02/11/2021
Purchase of Common Stock	5,513	02/12/2021

Purchase of Common Stock	30,772	02/17/2021
Purchase of Common Stock	11,538	02/18/2021
Purchase of Common Stock	34,613	02/19/2021
Purchase of Common Stock	770	02/22/2021
Purchase of Common Stock	4,615	02/23/2021

I-1

Ancora Catalyst, LP

Purchase of Common Stock	265	11/16/2020
Purchase of Common Stock	1,382	11/17/2020
Purchase of Common Stock	2,003	11/18/2020
Purchase of Common Stock	916	11/19/2020
Purchase of Common Stock	1,020	11/20/2020
Purchase of Common Stock	1,403	11/23/2020
Purchase of Common Stock	934	11/24/2020
Purchase of Common Stock	454	11/25/2020
Purchase of Common Stock	250	11/27/2020
Purchase of Common Stock	702	11/30/2020
Purchase of Common Stock	645	12/01/2020
Purchase of Common Stock	876	12/02/2020
Purchase of Common Stock	1,000	12/03/2020
Purchase of Common Stock	912	12/04/2020
Purchase of Common Stock	365	12/07/2020
Purchase of Common Stock	730	12/08/2020
Purchase of Common Stock	1,095	12/09/2020
Purchase of Common Stock	1,460	12/10/2020
Purchase of Common Stock	1,095	12/11/2020
Purchase of Common Stock	912	12/14/2020
Purchase of Common Stock	730	12/15/2020
Purchase of Common Stock	540	12/16/2020
Purchase of Common Stock	720	12/17/2020
Purchase of Common Stock	912	12/18/2020
Purchase of Common Stock	1,244	12/22/2020
Purchase of Common Stock	916	12/23/2020
Purchase of Common Stock	466	12/24/2020
Purchase of Common Stock	950	12/28/2020
Purchase of Common Stock	900	12/29/2020
Purchase of Common Stock	2,515	12/30/2020
Purchase of Common Stock	1,281	12/31/2020
Purchase of Common Stock	900	01/04/2021
Purchase of Common Stock	899	01/05/2021
Purchase of Common Stock	900	01/06/2021
Purchase of Common Stock	900	01/07/2021
Purchase of Common Stock	351	01/08/2021
Purchase of Common Stock	40	01/11/2021
Purchase of Common Stock	557	01/12/2021
Purchase of Common Stock	588	01/13/2021
Purchase of Common Stock	900	01/14/2021
Purchase of Common Stock	2,234	01/15/2021
Purchase of Common Stock	763	01/19/2021
Purchase of Common Stock	427	01/20/2021
Purchase of Common Stock	375	01/21/2021
Purchase of Common Stock	948	01/22/2021
Purchase of Common Stock	545	01/25/2021
Purchase of Common Stock	562	01/26/2021
Purchase of Common Stock	1,467	01/27/2021
Purchase of Common Stock	4,050	01/28/2021
Purchase of Common Stock	898	01/29/2021
Purchase of Common Stock	1,001	02/01/2021
Purchase of Common Stock	200	02/04/2021
Purchase of Common Stock	2,988	02/05/2021
Purchase of Common Stock	718	02/08/2021
Purchase of Common Stock	105	02/11/2021
Purchase of Common Stock	469	02/12/2021

Purchase of Common Stock	2,566	02/17/2021
Purchase of Common Stock	962	02/18/2021
Purchase of Common Stock	2,887	02/19/2021
Purchase of Common Stock	64	02/22/2021
Purchase of Common Stock	385	02/23/2021

I-2

Ancora Merlin Institutional, LP

Purchase of Common Stock	3,344	11/16/2020
Purchase of Common Stock	17,404	11/17/2020
Purchase of Common Stock	25,202	11/18/2020
Purchase of Common Stock	9,989	11/19/2020
Purchase of Common Stock	11,108	11/20/2020
Purchase of Common Stock	17,663	11/23/2020
Purchase of Common Stock	11,764	11/24/2020
Purchase of Common Stock	5,718	11/25/2020
Purchase of Common Stock	3,148	11/27/2020
Purchase of Common Stock	8,844	11/30/2020
Purchase of Common Stock	8,117	12/01/2020
Purchase of Common Stock	11,040	12/02/2020
Purchase of Common Stock	11,500	12/03/2020
Purchase of Common Stock	11,500	12/04/2020
Purchase of Common Stock	4,600	12/07/2020
Purchase of Common Stock	9,200	12/08/2020
Purchase of Common Stock	13,800	12/09/2020
Purchase of Common Stock	18,400	12/10/2020
Purchase of Common Stock	13,800	12/11/2020
Purchase of Common Stock	11,500	12/14/2020
Purchase of Common Stock	9,200	12/15/2020
Purchase of Common Stock	6,892	12/16/2020
Purchase of Common Stock	9,190	12/17/2020
Purchase of Common Stock	11,500	12/18/2020
Purchase of Common Stock	15,884	12/22/2020
Purchase of Common Stock	11,686	12/23/2020
Purchase of Common Stock	5,949	12/24/2020
Purchase of Common Stock	12,129	12/28/2020
Purchase of Common Stock	11,487	12/29/2020
Purchase of Common Stock	32,112	12/30/2020
Purchase of Common Stock	16,359	12/31/2020
Purchase of Common Stock	11,487	01/04/2021
Purchase of Common Stock	11,487	01/05/2021
Purchase of Common Stock	11,487	01/06/2021
Purchase of Common Stock	11,487	01/07/2021
Purchase of Common Stock	4,493	01/08/2021
Purchase of Common Stock	523	01/11/2021
Purchase of Common Stock	7,114	01/12/2021
Purchase of Common Stock	7,515	01/13/2021
Purchase of Common Stock	11,487	01/14/2021
Purchase of Common Stock	28,502	01/15/2021
Purchase of Common Stock	9,740	01/19/2021
Purchase of Common Stock	5,463	01/20/2021
Purchase of Common Stock	4,610	01/21/2021
Purchase of Common Stock	11,662	01/22/2021
Purchase of Common Stock	6,707	01/25/2021
Purchase of Common Stock	6,915	01/26/2021
Purchase of Common Stock	18,038	01/27/2021
Purchase of Common Stock	49,788	01/28/2021
Purchase of Common Stock	10,390	01/29/2021
Purchase of Common Stock	11,589	02/01/2021
Purchase of Common Stock	2,318	02/04/2021
Purchase of Common Stock	35,319	02/05/2021
Purchase of Common Stock	8,483	02/08/2021
Purchase of Common Stock	1,248	02/11/2021
Purchase of Common Stock	5,542	02/12/2021

Purchase of Common Stock	30,739	02/17/2021
Purchase of Common Stock	11,525	02/18/2021
Purchase of Common Stock	34,575	02/19/2021
Purchase of Common Stock	769	02/22/2021
Purchase of Common Stock	4,610	02/23/2021

I-3

Ancora Merlin, LP

Purchase of Common Stock	295	11/16/2020
Purchase of Common Stock	1,534	11/17/2020
Purchase of Common Stock	2,221	11/18/2020
Purchase of Common Stock	914	11/19/2020
Purchase of Common Stock	1,017	11/20/2020
Purchase of Common Stock	1,557	11/23/2020
Purchase of Common Stock	1,036	11/24/2020
Purchase of Common Stock	504	11/25/2020
Purchase of Common Stock	277	11/27/2020
Purchase of Common Stock	780	11/30/2020
Purchase of Common Stock	715	12/01/2020
Purchase of Common Stock	960	12/02/2020
Purchase of Common Stock	1,000	12/03/2020
Purchase of Common Stock	1,000	12/04/2020
Purchase of Common Stock	400	12/07/2020
Purchase of Common Stock	800	12/08/2020
Purchase of Common Stock	1,200	12/09/2020
Purchase of Common Stock	1,600	12/10/2020
Purchase of Common Stock	1,200	12/11/2020
Purchase of Common Stock	1,000	12/14/2020
Purchase of Common Stock	800	12/15/2020
Purchase of Common Stock	607	12/16/2020
Purchase of Common Stock	810	12/17/2020
Purchase of Common Stock	1,000	12/18/2020
Purchase of Common Stock	1,399	12/22/2020
Purchase of Common Stock	1,031	12/23/2020
Purchase of Common Stock	524	12/24/2020
Purchase of Common Stock	1,068	12/28/2020
Purchase of Common Stock	1,012	12/29/2020
Purchase of Common Stock	2,830	12/30/2020
Purchase of Common Stock	1,441	12/31/2020
Purchase of Common Stock	1,012	01/04/2021
Purchase of Common Stock	1,012	01/05/2021
Purchase of Common Stock	1,012	01/06/2021
Purchase of Common Stock	1,012	01/07/2021
Purchase of Common Stock	396	01/08/2021
Purchase of Common Stock	46	01/11/2021
Purchase of Common Stock	626	01/12/2021
Purchase of Common Stock	662	01/13/2021
Purchase of Common Stock	1,013	01/14/2021
Purchase of Common Stock	2,512	01/15/2021
Purchase of Common Stock	858	01/19/2021
Purchase of Common Stock	481	01/20/2021
Purchase of Common Stock	390	01/21/2021
Purchase of Common Stock	986	01/22/2021
Purchase of Common Stock	567	01/25/2021
Purchase of Common Stock	585	01/26/2021
Purchase of Common Stock	1,526	01/27/2021
Purchase of Common Stock	4,212	01/28/2021
Purchase of Common Stock	901	01/29/2021
Purchase of Common Stock	1,006	02/01/2021
Purchase of Common Stock	201	02/04/2021
Purchase of Common Stock	3,016	02/05/2021
Purchase of Common Stock	724	02/08/2021
Purchase of Common Stock	106	02/11/2021
Purchase of Common Stock	473	02/12/2021

Purchase of Common Stock	2,600	02/17/2021
Purchase of Common Stock	975	02/18/2021
Purchase of Common Stock	2,925	02/19/2021
Purchase of Common Stock	65	02/22/2021
Purchase of Common Stock	390	02/23/2021

ANCORA Advisors, llc

(Through a certain separately managed account)

Purchase of Common Stock	2,000	12/01/2020

ANCORA family wealth Advisors, llc

(Through certain separately managed accounts)

Purchase of Common Stock	1,500	12/04/2020
Purchase of Common Stock	6,000	01/14/2021

I-4

SCHEDULE II

The following table is reprinted from the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on March 1, 2021.1

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of [●], as to: (i) each person who is known by us to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of our directors and Director Nominees; (iii) each of our NEOs; and (iv) all current directors and executive officers as a group. Information for beneficial owners who are not officers or directors is based on their most recent filings with the SEC (as described in the footnotes to this table) and has not been independently verified by us. The number of shares outstanding as of the Record Date was [●] shares. Unless otherwise indicated below, and subject to applicable community property laws, we believe based on the information provided to us, that each beneficial owner has sole voting and investment power with respect to the shares listed below. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Blucora, Inc. 3200 Olympus Boulevard, Suite 100, Dallas, Texas 75019.

1 Once the Company files its definitive proxy statement for the 2021 Annual Meeting, Ancora Catalyst Institutional intends to supplement this Proxy Statement to update such information, as necessary, and file revised definitive materials with the SEC.

II-1

Principal Stockholders, Directors, Nominees for Director and Named Executive Officers	Number of Shares Owned Directly or Indirectly	Number of Shares That Can Be Acquired Within 60 Days of [●]		Shares Beneficially Owned (1)
		Options	RSUs	Number		Percent of Class
5% Stockholders
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	7,416,688	—	—	7,416,688	(2)	15.38%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	4,818,459	—	—	4,818,459	(3)	9.99%
Dimensional Fund Advisors LP 1130 Sherbrooke St. West, Suite 1005, Montreal, QC H3A 2M8	3,357,721	—	—	3,357,721	(4)	6.96%
Van Berkom & Associates Inc. Building One, 6300 Bee Cave Road, Austin, TX 78746	4,506,042	—	—	4,506,042	(5)	9.38%
Directors
Steven Aldrich	16,476	—	—	16,476		*
Mark A. Ernst	24,000	—	4,504	28,504	(6)	*
E. Carol Hayles	5,423	—	—	5,423		*
John MacIlwaine	9,395	—	—	9,395		*
Tina Perry	—	—	—	—		—
Georganne C. Proctor	10,708	—	—	10,708		*
Karthik Rao	—	—	—	—		—
Jana R. Schreuder	—	—	4,504	4,504		*
Mary S. Zappone	33,864	28,822	—	62,686		*
Named Executive Officers
Ann J. Bruder	31,333	79,156	—	110,489		*
Curtis Campbell	16,839	28,362	—	46,201		*
Mimi Carsley, Former Interim CFO	—	—	30,647	30,647		*
Todd C. Mackay	30,494	63,936	—	94,430		*
Marc Mehlman	2,025	—	—	2,025	(7)	*
Stacy Murray, Former Interim Principal Financial Officer	2,374	—	—	2,374		*
Christopher W. Walters	62,076	97,643	—	159,719		*
John S. Clendening, Former CEO	532,857	—	—	532,857	(8)	1.10%
Davinder S. Athwal, Former CFO	12,060	—	—	12,060	(9)	*
All directors and NEOs as a group (18 persons)	789,924	298,919	39,655	1,128,498		2.34%

II-2

* Indicates less than 1.0% ownership of our Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of [●], if any, or RSUs held by such person that vest within 60 days of [●], if any, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Based on information contained in a Schedule 13G/A filed with the SEC on January 25, 2021, by BlackRock, Inc. BlackRock, Inc. reported it had sole voting power as to 7,332,948 shares and sole dispositive power as to 7,416,688 shares.
(3)	Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group (“Vanguard”). Vanguard reported it had sole voting power as to 0 shares, shared voting power as to 50,811 shares, sole dispositive power as to 4,729,496 shares and shared dispositive power as to 88,963 shares.
(4)	Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2021, by Dimensional Fund Advisors LP and its subsidiaries (“Dimensional”). Dimensional is an investment adviser/manager to certain funds and as investment adviser/manager, Dimensional possesses investment and/or voting power of the securities of the funds and may be deemed to be the beneficial owner of the shares held by the funds. Dimensional disclaims beneficial ownership of the shares held by the funds. Dimensional reported it had sole voting power as to 3,258,141 shares and sole dispositive power as to 3,357,721 shares.
(5)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2021, by Van Berkom & Associates Inc. Van Berkom & Associates Inc. reported it had sole voting power as to 4,506,042 shares and sole dispositive power as to 4,506,042 shares.
(6)	Includes 14,000 shares of Common Stock held by Bellevue Capital LLC. Mr. Ernst is the managing partner of Bellevue Capital LLC.
(7)	Includes 2,025 shares of Common Stock held by Mr. Mehlman’s spouse.
(8)	Mr. Clendening did not return a completed questionnaire containing information needed by the Company in order to prepare this Proxy Statement. Accordingly, the information contained in this table with respect to Mr. Clendening is based solely on the Company’s corporate records and the last Form 4 filed by Mr. Clendening on January 3, 2020.
(9)	The reported beneficial ownership amounts are based on a questionnaire provided by Mr. Athwal to the Company in February 2021.

II-3

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Ancora your proxy “FOR” the election of the Nominees and in accordance with Ancora’s recommendations on the other proposals on the agenda for the 2021 Annual Meeting by taking these three steps:

•	SIGNING the enclosed WHITE proxy card;
•	DATING the enclosed WHITE proxy card; and
•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares virtually at the 2021 Annual Meeting, however, even if you plan to attend the 2021 Annual Meeting virtually, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the 2021 Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Ancora’s proxy materials,

please contact:

Stockholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

WHITE PROXY CARD

BLUCORA, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ANCORA CATALYST INSTITUTIONAL, LP AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF BLUCORA, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Frederick D. DiSanto, James Chadwick, John Ferguson and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of Blucora, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2021 Annual Meeting of Stockholders of the Company scheduled to be held virtually, via live webcast, at such time and place as to be determined by the Company (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “2021 Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the 2021 Annual Meeting that are unknown to Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”) a reasonable time before this solicitation, each of whom are deemed participants in this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “AGAINST” PROPOSAL 3.

This Proxy will be valid until the completion of the 2021 Annual Meeting. This Proxy will only be valid in connection with the solicitation of proxies for the 2021 Annual Meeting by Ancora Catalyst Institutional.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting

This Proxy Statement and our WHITE proxy card are available at:
www.ABetterBlucora.com

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

ANCORA CATALYST INSTITUTIONAL STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL NOMINEES” LISTED BELOW IN PROPOSAL 1, MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2 AND RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.

1.	Ancora Catalyst Institutionals’ proposal to elect Frederick D. DiSanto, Cindy Schulze Flynn, Robert D. MacKinlay and Kimberly Smith Spacek to the Board to serve as directors with a term expiring at the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW

Nominees:	Frederick D. DiSanto Cindy Schulze Flynn Robert D. MacKinlay Kimberly Smith Spacek	☐	☐	☐ ________________ ________________ ________________

Ancora Catalyst Institutional does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of voting stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, Ancora Catalyst Institutional has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of voting stock represented by this proxy card will be voted for such substitute nominee(s).

Ancora Catalyst Institutional intends to use this proxy to vote (i) “FOR” Frederick D. DiSanto, Cindy Schulze Flynn, Robert D. MacKinlay and Kimberly Smith Spacek and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors, other than Steven Aldrich, John MacIlwaine, Georganne C. Proctor and Mary S. Zappone, for whom Ancora Catalyst Institutional is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

2.	The Company’s proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	The Company’s proposal to vote on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.
☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.